                                                     Exhibit (11)
                      McKESSON CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE
                           (unaudited)
             (in millions except per share amounts)


                                    Three Months     Six Months
                                       Ended           Ended
                                    September 30    September 30
                                   --------------  --------------
                                    1997    1996    1997    1996
                                   ------  ------  ------  ------
FULLY DILUTED EARNINGS PER SHARE
 Income after taxes from
  continuing operations            $ 39.6  $ 25.8  $ 77.2  $  4.4
 Dividends on preferred securities
  of subsidiary trust                 1.5       -     3.1       -
 Income from discontinued operations    -     2.3       -     5.6
                                    -----   -----   -----   -----
     Total                         $ 41.1  $ 28.1  $ 80.3  $ 10.0
                                    =====   =====   =====   =====

 Fully diluted shares
  Common shares outstanding (1) 48.2 43.8 48.1 44.6 Convertible preferred securities
   - dilutive                         2.7       -     2.7       -
                                    -----   -----   -----   -----
     Total                           50.9    43.8    50.8    44.6
                                    =====   =====   =====   =====
 Fully diluted earnings per share
  Continuing operations            $ 0.80  $ 0.59  $ 1.58  $ 0.10
  Discontinued operations               -    0.05       -    0.12
                                    -----   -----   -----   -----
     Total                         $ 0.80  $ 0.64  $ 1.58  $ 0.22
                                    =====   =====   =====   =====
PRIMARY EARNINGS PER SHARE
 Income after taxes
  Continuing operations            $ 39.6  $ 25.8  $ 77.2  $  4.4
  Discontinued operations               -     2.3       -     5.6
                                    -----   -----   -----   -----
     Total                         $ 39.6  $ 28.1  $ 77.2  $ 10.0
                                    =====   =====   =====   =====
 Primary shares
  Common shares outstanding (1)      48.0    43.8    47.8    44.6
                                    =====   =====   =====   =====
 Primary earnings per share
  Continuing operations            $ 0.82  $ 0.59  $ 1.61  $ 0.10
  Discontinued operations               -    0.05       -    0.12
                                    -----   -----   -----   -----
     Total                         $ 0.82  $ 0.64  $ 1.61  $ 0.22
                                    =====   =====   =====   =====

                           (Continued)

                                                     Exhibit (11)
                      McKESSON CORPORATION
            COMPUTATION OF EARNINGS PER COMMON SHARE
                           (unaudited)
             (in millions except per share amounts)


                                    Three Months     Six Months
                                       Ended           Ended
                                    September 30    September 30
                                   --------------  --------------
                                    1997    1996    1997    1996
                                   ------  ------  ------  ------
PRO FORMA ADJUSTED TO REFLECT
DECLARED STOCK SPLIT (2)
 Fully diluted shares
  Common shares outstanding (1) 96.4 87.6 96.2 89.3 Convertible preferred securities
   - dilutive                         5.4       -     5.4       -
                                    -----   -----   -----   -----
     Total                          101.8    87.6   101.6    89.3
                                    =====   =====   =====   =====

 Fully diluted earnings per share
  Continuing operations            $ 0.40  $ 0.29  $ 0.79  $ 0.05
  Discontinued operations               -    0.03       -    0.06
                                    -----   -----   -----   -----
     Total                         $ 0.40  $ 0.32  $ 0.79  $ 0.11
                                    =====   =====   =====   =====

PRIMARY EARNINGS PER SHARE
 Primary shares
  Common shares outstanding (1)      96.1    87.6    95.7    89.2
                                    =====   =====   =====   =====
 Primary earnings per share
  Continuing operations            $ 0.41  $ 0.29  $ 0.81  $ 0.05
  Discontinued operations               -    0.03       -    0.06
                                    -----   -----   -----   -----
     Total                         $ 0.41  $ 0.32  $ 0.81  $ 0.11
                                    =====   =====   =====   =====


(1) Common shares outstanding have been computed by adding the monthly averages (beginning of the month plus end of the month divided by 2), dividing the aggregate by 3 or 6, as appropriate, and, adjusting this total for dilutive stock options using the treasury stock method based on the greater of the common share price at the end of the period or the average common share price during the period (fully diluted) and on the average common share price during the period (primary).

(2) On October 29, 1997 the Company's board of directors declared a 2 for 1 split of the Company's common stock effective
     January 2, 1998 to shareholders of record on December 1, 1997.

                           (Concluded)